                                                                    EXHIBIT 10.7

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this Agreement ), made and entered into as of the 1st day of November, 1997, by and between Opticon Medical Inc., an Iowa corporation (the "Company"), and Dr. Fouad A. Salama, an individual resident of Des Moines, Iowa, the inventor and founder of the Company ("Consultant").

         WHEREAS, The Company desires to retain Consultant to render consulting and advisory services for the Company on the terms and conditions set forth in this Agreement, and Consultant desires to be retained by the Company on such terms and conditions.

         NOW THEREFORE, In consideration of the premises, the respective covenants and commitments of the Company and Consultant set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Consultant agree as follows:

         1. RETENTION OF CONSULTANT; SERVICES TO BE PERFORMED. The Company hereby retains Consultant to render such consulting and advisory services as the Company may request relating to the design, development, manufacture and distribution of urology, uro-gynecology and urinary continence care products. Consultant hereby accepts such engagement and agrees to perform such services for the Company upon the terms and conditions set forth in this Agreement. During the term of this Agreement, Consultant shall devote such portion of his business time, attention, skill and energy to the business of the Company as may be reasonably required to perform the services required by this Agreement, and shall assume and perform to the best of his ability such reasonable responsibilities and duties as shall be assigned to Consultant from time to time by the Company. During the term of this Agreement, Consultant shall report to the Company's Chief Executive Officer.

         2. TERM. The term of this Agreement shall commence as of the date of this Agreement and shall continue for a continuous period of four (4) years.

         3. COMPENSATION. As compensation in full for Consultant's services hereunder, the Company shall pay to Consultant a consulting fee of One Hundred Ten Thousand Dollars ($110,000) per year for the first and second year of the term of this Agreement, and Seventy-five Thousand Dollars ($75,000) per year for the third and fourth years of the term of this Agreement. The consulting fee shall be payable to Consultant in twelve (12) monthly payments paid at the end of each calendar month during the term of this Agreement.

         4. EXPENSES. Consultant shall be reimbursed by the Company in accordance with the policies and procedures that are established from time to time by the Company for all reasonable and necessary out-of-pocket expenses that are pre-approved by the Chief Executive Officer of the Company and incurred by Consultant in performing his duties under this Agreement, including, without limitation, reasonable travel expenses incurred by Consultant in rendering services outside of Des Moines, Iowa, long-distance telephone charges, and expenses related to assigning the Inventions (as defined in Section 5) to the Company.

         5.       PATENTS AND RELATED MATTERS.

                  a. NOTIFICATION AND DISCLOSURE. Consultant shall promptly notify the Company in writing of the existence and nature of, and shall promptly and fully disclose to the Company, any and all ideas, designs, practices, processes, apparatus, improvements, inventions, devices, methods, know-how or products, whether patentable or unpatentable or protectable by copyright or other intellectual property law, made, developed, perfected, devised, conceived or first reduced to practice by Consultant, during the period of Consultant's consulting arrangement with the Company and/or within one (1) year after termination of this Agreement, relating either directly or indirectly to the business, products, practices or techniques of the Company as contemplated at such time (hereinafter referred to as "Inventions"). As of the date of this Agreement, the Company deems its field of business to be urology, uro-gynecology and urinary continence care products and services, including but not limited to all variations of the Opticon devices currently being developed by the Company.

                  b. OWNERSHIP AND PATENTING OF INVENTIONS. All such Inventions shall be the sole and exclusive property of the Company or its nominee, and during the term of this Agreement and thereafter, whenever requested to do so by the Company, Consultant shall execute and assign any and all applications, assignments and other instruments that the Company shall deem necessary or convenient in order to apply for and obtain Letters Patent of the United States and/or of any foreign countries for such Inventions and in order to assign and convey to the Company or its nominee the sole and exclusive right, title and interest in and to such Inventions. Consultant will render aid and assistance to the Company in any interference or litigation pertaining to such Inventions, and all expenses reasonably incurred by Consultant at the request of the Company shall be borne by the Company. To the extent that any patents, copyrights, or patent developments are the result of Employee's work and efforts, the Company agrees to identify Consultant in the patent application as the founder of the Company, if appropriate, and as either the developer or inventor of the particular patent device.

                  c. LIMITATION. The provisions of this Section 5 shall not apply to any Invention meeting all of the following conditions:

                           (1) such Invention was developed entirely on
                               Consultant's own time;

                           (2) such Invention was made without the use of any of
                               the equipment, supplies, facility or trade secret information of the Company;

                           (3) such Invention does not relate to the fields of
                               urology, uro-gynecology or urinary continence care;

                           (4) such Invention does not relate (i) directly to
                               the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or product development; and

                           (5) such Invention does not result from any work
                               performed by Consultant for the Company.

         6. PROTECTION OF TRADE SECRETS, KNOW-HOW AND/OR OTHER CONFIDENTIAL INFORMATION OF THE COMPANY.

                  a. CONFIDENTIAL INFORMATION. Except as permitted or directed by the Company's Board of Directors, during the term of this Agreement or at any time thereafter, Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company which Consultant has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his engagement by the Company (including employment by the Company prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of this Agreement, Consultant will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. At the termination of the consulting period under this Agreement, Consultant shall deliver to the Company all tangible, written, graphical, machine readable and other materials (including all copies) in his possession or under his control containing or disclosing Confidential Information. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Consultant.

                  b. COPYRIGHTABLE MATERIAL. All right, title, and interest in all copyrightable material which Consultant shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. Consultant agrees to execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries. Where applicable, works of authorship created by Consultant for the Company in performing his responsibilities under this Agreement shall be considered "works made for hire" as defined in the U.S. Copyright Act.

                  c. KNOW-HOW AND TRADE SECRETS. All know-how and trade secret information conceived or originated by Consultant which arises out of the performance of his obligations or responsibilities under this Agreement or any related material or information shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.

         7. TERMINATION. Notwithstanding any contrary provision contained elsewhere in this Agreement, this Agreement and the rights and obligations of the Company and Consultant hereunder (other than the rights and obligations of the parties under Section 5 or 6) shall be terminated upon the occurrence of any of the following events:

                  a. Immediately in the event of Consultant's death; or

                  b. Immediately in the event that Consultant suffers or incurs any disease, injury or other mental or physical impairment or disorder which renders Executive unable to render his normal services under this Agreement, for a period in excess of ninety consecutive (90) days; or

                  c. Immediately in the event that Consultant is convicted of any crime (excluding traffic violations or other minor offenses), or engages in any activities that constitute a material violation of normal standards of business ethics; or

                  d. Immediately in the event that Consultant willfully refuses to comply with or implement reasonable policies and work direction established by the Company, or upon thirty (30) days prior written notice to Consultant if Consultant has failed in any material respect to perform his responsibilities hereunder and such default is not cured within such thirty (30) day period.

         In the event this Agreement is terminated pursuant to this Section 7 prior to the expiration of the term hereof, Consultant shall be entitled to receive his monthly consulting fee through the date of termination, but all other rights to receive consulting fees shall terminate on such date.

         8. NONCOMPETITION AGREEMENT. The Consultant agrees that during the term of this Agreement and for a period of two (2) years beginning on the termination of this Agreement, the Consultant shall not directly or indirectly, as an individual or as a director, officer, employee, consultant, partner, investor or in any other capacity with any corporation, partnership or other person or entity, other than the Company, engage in the business of developing, manufacturing, selling or distributing urology, uro-gynecology or urinary continence care products. This restriction shall not be deemed to prevent the Consultant from owning, as a passive investment, less than 5% of the issued and outstanding shares of any class of securities of an issuer whose securities are listed on a national securities exchange or publicly traded in an over-the-counter market.

         9. MISCELLANEOUS.

                  a. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party, except that the Company may, without the consent of Consultant, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company.

                  b. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Iowa.

                  c. ENTIRE AGREEMENT. This Agreement evidences the entire understanding and agreement of the parties hereto relative to the consulting arrangement between Consultant and the Company and the other matters discussed herein. This Agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein. This Agreement may only be amended by a written document signed by both Consultant and the Company.

                  d. INJUNCTIVE RELIEF. Consultant acknowledges that it would be difficult or impossible to fully compensate the Company for damages resulting from any breach by Consultant of the provisions of Sections 5, 6 and 8 of this Agreement. Accordingly, in the event of any actual or threatened breach of such provisions, the Company shall (in addition to any other remedies that it may have) be entitled to temporary and/or permanent injunctive relief to enforce such provisions, and such relief may be granted without the necessity of proving actual damages.

                  e. SEVERABILITY. To the extent any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. In furtherance of and not in limitation of the foregoing, Consultant expressly agrees that should the duration of or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities that may validly or enforceably be covered. Consultant acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

                  f. STATUS OF CONSULTANT. In rendering services pursuant to this Agreement, Consultant shall be acting as an independent contractor and not as an employee or agent of the Company. As an independent contractor, Consultant shall have no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of the Company, which authorization may be general or specific. Nothing contained in this Agreement shall be construed or applied to create a partnership or joint venture. Consultant shall be responsible for the payment of all federal, state or local taxes payable with respect to all amounts paid to Consultant under this Agreement; provided, however, that if the Company is determined to be liable for collection and/or remittance of any such taxes, Consultant shall immediately reimburse the Company for all such payments made by the Company.

                  g. ARBITRATION. Except as provided in Section 9(d), any claims or disputes between the Company and Consultant arising from or related to the performance, breach, termination or meaning of this Agreement shall be resolved by arbitration in Des Moines, Iowa in accordance with the applicable rules of the American Arbitration Association. The fees and costs of the arbitrator(s) as determined by the arbitrator(s) shall be paid by the party who is unsuccessful in such arbitration. The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, The Company and Consultant have executed this Agreement as of the date set forth in the first paragraph.


                                        By  /s/ William J. Post
                                            -----------------------------------
                                            William J. Post, Chief Executive
                                            Officer and President


                                         /s/ F. A. Salama
                                        ---------------------------------------
                                        Dr. Fouad A. Salama